UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2020

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events

FERC Final Approval and Expected Closing Date

As previously disclosed, on June 1, 2019, El Paso Electric Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Sun Jupiter Holdings LLC (“Parent”) and Sun Merger Sub Inc., a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of the Infrastructure Investments Fund (“IIF”), an investment vehicle advised by J.P. Morgan Investment Management Inc.

On March 30, 2020, the Federal Energy Regulatory Commission (the “FERC”) issued an order (the “FERC Order”) authorizing the Merger, subject to the FERC’s approval of mitigation to address certain discrete competitive effects of the Merger that could arise.  The FERC concluded that the Merger, as conditioned, satisfies governing federal standards and authorized the Merger as consistent with the public interest. The FERC required that the proposed mitigation be filed within 45 days of the issuance of the FERC Order. On April 15, 2020, the Company and IIF filed proposed mitigation options with the FERC.  On July 22, 2020 the FERC approved the proposed mitigation.

As previously announced, the Company received approvals required to consummate the Merger from the New Mexico Public Regulation Commission, the U.S. Nuclear Regulatory Commission, the Public Utility Commission of Texas, the City of El Paso, Texas, the Federal Communications Commission, the Federal Trade Commission and the Antitrust Division of the Department of Justice.

The Company expects the Merger to close on July 29, 2020 subject to satisfaction or waiver of the remaining conditions to the closing of the Merger.  As a result of the Merger, shares of common stock, no par value, of the Company (the “Company Common Stock”) will cease to be listed for trading on the New York Stock Exchange (the “NYSE”).

Stub Period Dividend

The Company expects that prior to the closing of the Merger, the Board of Directors of the Company (the “Board”) will declare a “stub period” dividend as allowed by the terms and provisions of the Merger Agreement. The Company expects that the dividend, as and when declared by the Board, will be in an amount equal to $0.004505 per share of Company Common Stock (which reflects the most recent regular quarterly dividend rate of $0.41 per share, divided by 91 days) multiplied by the number of days from and including June 17, 2020, the day after the record date for the most recent regular quarterly Company Common Stock dividend, to and including the day on which the Merger occurs, which is expected to be July 29, 2020. The Company expects that the “stub period” dividend, as and when declared by the Board, will be payable to the holders of record of Company Common Stock as of the close of business on the last day that Company Common Stock is traded on the NYSE, which is expected to be July 29, 2020, subject to the satisfaction of conditions to closing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY

	By:	/s/ Nathan T. Hirschi
	Name:	Nathan T. Hirschi
	Title:	Senior Vice President and Chief Financial Officer
Dated: July 27, 2020